UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54596
(Commission File Number)

205024859
(IRS Employer Identification No.)

Two Allen Center, Suite 1600, 1200 Smith Street, Houston, Texas, 77002

(Address of principal executive offices and Zip Code)

(713) 353-4700

Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective February 19, 2013, Daniel Martinez-Atkinson resigned as secretary, treasurer, chief financial officer and director of our company.  His resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Martinez-Atkinson’s resignation, our company appointed Ian A. Spowart as secretary, treasurer and chief financial officer to fill the ensuing vacancy, effective February 19, 2013.

Also effective February 19, 2013, our company appointed Dennis Irwin and James William Anderson as members to the Company’s Board of Directors.

Ian A. Spowart

Ian A. Spowart has been the president, chief executive officer and director of our company since September 8, 2009.

From February 2004 to August 2007, Mr. Spowart was a project manager for the local Government’s Clean Coal Power Plant and Rossington Coal Mine Project in Yorkshire, UK.

From February 2006 to April 2007, he was chair of Stadium Management Company (Keepmoat Stadium).  From October 2007 to March 2008, he was a consultant/project manager for UK National Government’s Economic Development Program.

From March 2008 to September 2009, he was a freelance consultant for various oil and gas companies, assisting in the coordination for global operations with key roles to drive the day to day management of activities and maintenance on several oil and gas fields.

Mr. Spowart received a Bsc Hons in Business Management Studies from Brunel University, West London and currently lives in Doncaster, United Kingdom.

Dennis Irwin

Dennis Irwin has 19 years of experience in financial management and public accounting.  For the last six years, he has functioned as an interim chief financial officer and project accountant for a variety of clients, focusing on nano-cap publicly traded energy-related companies, independently or through consulting firms.

From 2009 to 2011, he served as chief financial officer of Best Energy Services, Inc. (BEYS) a publicly traded $25 million energy services company.  As chief financial officer, Mr. Irwin managed the company’s accounting expenses and assisted in raising equity.

From 2005 to 2007, he served as chief financial officer and controller of Zupan’s Markets, a privately held $50 million retail chain in Oregon, USA.  As chief financial officer, Mr. Irwin managed all accounting, human resources and IT functions for five of the company’s locations.

He obtained a CPA license in the State of Oregon and earned a post-baccalaureate certificate in accountancy from Portland State University.  Mr. Irwin currently resides in Katy, Texas.

James William Anderson

James W. Anderson has over 25 years of experience in consulting.  Following graduation from the University of Oregon in 1985 with a double degree in marketing and management, Mr. Anderson began a career working with healthcare organizations in operational analysis 1990.  During the last decade, he has been working and consulting on various domestic and international projects including corporate turnarounds.  Recently 2012, Mr. Anderson took a position as an E & P Finder Executive for Petro Lucrum Inc.  In this position, he is matching investors with opportunities throughout the US.  In addition, Mr. Anderson is the one of the founders of Amrose Oil Company.  This company takes creates value for its shareholders by financing and operating projects within the energy sector.  Mr. Anderson currently resides in Shoreline, WA.

There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which neither Ian A. Spowart, Dennis Irwin nor James W. Anderson had or will have a direct or indirect material interest which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

Our board of director now consists of Ian Spowart, Dennis Irwin and James W. Anderson.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/ Ian A. Spowart
Ian A. Spowart
President and Director

Dated:  February 22, 2013